EXHIBIT 8.1
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                                 March 31, 2004




Carnival plc
Carnival House
5 Gainsford Street
London, SE1 2NE

Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida  33178-2428

                       REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

                  We have acted as United States federal income tax counsel for Carnival Corporation, a Panamanian corporation (the "Company"), and Carnival plc, a public limited company existing under the laws of England and Wales (the "Guarantor," and together with the Company, the "Issuers"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder. The Registration Statement relates to the registration under the Securities Act of the Company's 3.75% Senior Notes due 2007 (the "Exchange Notes") and the guarantee of the Exchange Notes by the Guarantor (the "Guarantee" and, together with the Exchange Notes, the "Securities"). You have asked us to furnish our opinion as to certain tax matters in connection with the Registration Statement.

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                  In rendering our opinion, we have examined originals or
copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents; (ii) the accuracy of copies and the genuineness of signatures; (iii) that each such agreement represents the valid and binding obligation of the respective parties thereto, is enforceable in accordance with its respective terms and represents the entire agreement between the parties with respect to the subject matter thereof; (iv) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein; and (v) the transactions provided for by each agreement were and will be carried out in accordance with their terms.

                  The opinion set forth below is limited to the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, proposed, temporary and final Treasury Regulations and other applicable authorities, all as in effect on the date of effectiveness of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and any such changes could apply retroactively. Any such change could materially affect the continuing validity of the opinion set forth below.

                  The opinion set forth herein has no binding effect on the United States Internal Revenue Service (the "IRS") or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

                  We hereby confirm that the discussion set forth under the caption "Certain Panamanian and United States Federal Income Tax Consequences - Unites States" in the Registration Statement is our opinion. Such discussion does not, however, purport to discuss all United States federal income tax consequences that may be applicable to a U.S. holder of Securities and is limited to those United States federal income tax consequences specifically discussed therein and subject to the qualifications set forth therein.

                  In giving the foregoing opinion, we express no opinion other than as to the federal income tax laws of the United States of America. Furthermore, in rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

                  We are furnishing this letter in our capacity as United States federal income tax counsel to the Issuers. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The issuance of such a consent does not concede that we are an "expert" for purposes of the Securities Act.

                  Very truly yours,

              /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
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                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP